Exhibit 32.1

OPERATING MANAGER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Plainfield Enterprises LLC (the “Company”) on Form 10-Q for the quarter ended October 31, 2008, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Alan Ginsberg, Operating Manager of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
           Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: December 15, 2008	/s/ Alan Ginsberg
Alan Ginsberg Operating Manager